Exhibit (a)(1)

( The first State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “TCW LIQUID ALTERNATIVES TRUST?, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF AUGUST, A.D. 2014, AT 1:01 O’CLOCK P.M.

State of Delaware Secretary of State Division of Corporations Delivered 01:01 PM 08/20/2014 FILED 01:01 PM 08/20/2014 SRV 141090935—5590013 FILE CERTIFICATE OF TRUST OF TCW LIQUID ALTERNATIVES TRUST This Certificate of Trust of TCW Liquid Alternatives Trust (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 etseq.) (the “Act”). 1. Name. The name of the trust formed hereby is TCW Liquid Alternatives Trust. Registered Office: Registered Agent. The address of the Trust’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904, The name of the Trust’s registered agent at such address is National Registered Agents, Inc. investment Company. The Trust will be a registered investment company under the Investment Company Act of 1940, as amended. Series. Pursuant to Section 3806(b)(2) of the Act, the Trust shall issue one or more series of beneficial interests having the rights and preferences set forth in the governing instrument of the Trust, as the same may be amended from time to time (each a “Series”). Notice of Limitation of Liabilities of each Series. Pursuant to Section 3804(a) of the Act, there shall be a limitation on liabilities of each Series such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series thereof and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series. Effective Date. This Certificate of Trust shall be effective upon filing. IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act. Name; Meredith Title: Jackson trustee